CATSKILL
                             FINANCIAL CORPORATION

                                 341 Main St.
                           Catskill, New York 12414
                                (518) 943-3600

                               January 14, 1997

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Catskill Financial Corporation (the "Company"), we cordially invite you to attend our first Annual Meeting of Stockholders of the Company. The meeting will be held at 7:00 p.m., New York time, on February 11, 1997 at the main office of the Company located at 341 Main Street, Catskill, New York 12414.

     At the meeting, stockholders will be asked to elect two directors to serve for three year terms. We urge you to exercise your rights as a stockholder to vote and participate in this process. The Board of Directors has nominated directors George P. Jones and Hugh J. Quigley for the two available seats on the Board. Your Board of Directors unanimously recommends that you vote "For" the two nominees.

     Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. We encourage you to return the proxy card even if you plan to attend the meeting. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely,

/s/ Wilbur J. Cross

Wilbur J. Cross
Chairman of the Board, President,
and Chief Executive Officer


                        Catskill Financial Corporation
                                341 Main Street
                           Catskill, New York  12414
                                (518) 943-3600

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be Held on February 11, 1997

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Catskill Financial Corporation (the "Company") will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, at 7:00 p.m., Catskill New York time, on February 11, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are included with this notice.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two directors, each to serve for a three year term and until his or her successor has been duly elected and qualified;

     2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending September 30, 1997; and

     3. Such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on January 10, 1997 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

Catskill, New York
January 14, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


                                PROXY STATEMENT

                        Catskill Financial Corporation

                        ANNUAL MEETING OF STOCKHOLDERS
                               February 11, 1997

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Catskill Financial Corporation (the "Company"), the parent company of Catskill Savings Bank (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, on February 11, 1997, at 7:00 p.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about January 14, 1997.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors for three year terms and the ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending September 30, 1997.
The Board of Directors has fixed January 10, 1997 as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting.

Vote Required and Proxy Information

     Each share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), is entitled to one vote on each matter to come before the Meeting. Directors are elected by a plurality of the votes cast at the Meeting. There is no cumulative voting in the election of directors. The ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the votes cast. Properly executed proxies in the form solicited by the Board of Directors which are received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated, such proxies will be voted in favor of the nominees named herein and in favor of the ratification of auditors. The Company does not know of any matters, other than those described in this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, including the adjournment of the Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

     Proxies marked to abstain with respect to any matter and broker non-votes will not affect the vote. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be delivered to David L. Guldenstern, Corporate Secretary, Catskill Financial Corporation, 341 Main Street, Catskill, New York 12414.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of six members. The Board of Directors is divided into three classes and the Company's bylaws provide that directors are elected for three-year terms. Two directors will be elected at the 1997 Annual Meeting to hold office until the Annual Meeting of Stockholders in the year 2000 and until their successors have been elected and qualified. Each nominee named below has consented to being named herein and to serve if elected. In case any nominee becomes unavailable for election for any presently unforeseen reason, the persons authorized to cast the votes represented by the enclosed proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees.

                      INFORMATION CONCERNING THE BOARD OF
                       DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information, as of September 30, 1996, with respect to the nominees for director, directors continuing in office and executive officers. There are no arrangements or understandings pursuant to which any director was selected to serve as such, and there are no family relationships between any directors or executive officers of the Company.




DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2000


                                                                 Director  Term as Director
Name and Age          Position With the Company and the Bank      Since         Expires
George P. Jones, 57   Director of the Company and the Bank           1995              1997
Hugh J. Quigley, 47   Director of the Company and the Bank           1995              1997



                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT STOCKHOLDERS VOTE IN FAVOR OF THESE NOMINEES



CONTINUING DIRECTORS


                                                                        Director  Term as Director
Name and Age                 Position With the Company and the Bank      Since         Expires
Wilbur J. Cross, 54          Director, Chairman of the Board,               1995              1999
                               President and Chief Executive
                               Officer of the Company and the Bank
Richard A. Marshall, 56      Director of the Company and the Bank           1995              1998
Allan D. Oren, 55            Director of the Company and the Bank           1995              1999
Edward P. Steifel, Esq., 49  Director of the Company and the Bank           1995              1999




Board of Directors - Biographical Information

     Business experience for the directors listed below comprises experience for at least the past five years.

     Wilbur J. Cross. Mr. Cross is Chairman of the Board, President and Chief Executive Officer of the Company and the Bank. He has been a director of the Bank since 1979 and President and Chief Executive Officer since 1984. Mr. Cross is also President of the Catskill Mountain Housing Development Corp., a non-profit organization providing financial counseling and housing to low to moderate income residents of Greene County, New York, and Treasurer and Director of the Columbia-Greene Community Foundation, Inc., which provides financial assistance to college students from low to moderate income families.

     George P. Jones. Mr. Jones is the President of STG Company, a real estate development company located in Greenville, New York. Mr. Jones also serves as Vice President of the Greenville Chamber of Commerce. Mr. Jones has been a director of the Bank since 1988.

     Richard A. Marshall. Mr. Marshall is the President of Marshall's Garage, an automotive service station, and Marshall's Auto Exchange, an automobile dealership, both of which are located in Ravena, New York. He also is a member of the Capital District Automobile Dealers Association, a philanthropic organization located in Albany, New York. Mr. Marshall has been a director of the Bank since 1987.

     Allan D. Oren. Mr. Oren is President of A. Oren & Sons Furniture Store headquartered in Catskill. Mr. Oren also serves as a Director of the Quantum Fund, which provides low interest rate loans to small businesses in the Greene County area, and Vice President of the Columbia-Greene Community Foundation, Inc. Mr. Oren has been a director of the Bank since 1973.

     Hugh J. Quigley. Mr. Quigley is President of Dynabil Industries, a company located in Greene County which manufactures aircraft and aerospace parts. He also serves as Vice Chairman of the Greene County Industrial Development Corp., which promotes industrial development in Greene County, Trustee of Columbia-Greene Community College and is an emeritus member of the Columbia-Greene Community Foundation, Inc. Mr. Quigley has been a director of the Bank since 1991.

     Edward P. Steifel, Esq. Mr. Steifel is a principal in the law firm of Steifel & Winans, Catskill, New York and has been engaged in the practice of law in Catskill since 1972. From time to time, Steifel & Winans provides legal services to the Bank. Mr. Steifel has been a director of the Bank since 1976.

Executive Officers Who Are Not Directors

     Executive officers are elected for one year terms and serve at the pleasure of the Board of Directors. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors.

     David J. DeLuca. Mr. DeLuca, age 44, has been Vice President and Chief Financial Officer of the Company and the Bank since August 1996. Mr. DeLuca was Senior Vice President and Corporate Controller of KeyCorp, a bank holding company, from 1987 to 1994 and Senior Vice President and Manager of Corporate Planning and Forecasting of KeyCorp from 1994 to 1996.

     David L. Guldenstern. Mr. Guldenstern, age 53, is Vice President and Secretary of the Bank, positions he has held since 1984. Mr. Guldenstern is Vice President and Secretary of the Company. Mr. Guldenstern initially joined the Bank in 1970.

     Deborah S. Henderson. Ms. Henderson, age 43, has been employed by the Bank since 1973 and has served as Vice President and Senior Loan Officer since 1988.

     William J. Moore. Mr. Moore, age 46, has been Vice President and Treasurer of the Bank since 1993. Prior to such time, Mr. Moore served as Treasurer and Internal Auditor. Mr. Moore joined the Bank in 1972. Mr. Moore is Vice President and Treasurer of the Company.

Meetings of the Board of Directors and Certain Committees

     The Company's Board of Directors held six meetings during the 1995/1996 fiscal year. Each of the directors of the Company is also a director of the Bank. The Board of Directors of the Company has an Examining (Audit) Committee and a Stock Option Plan and Management Recognition Plan ("SOP and MRP") Committee. The entire Board of Directors acts as a nominating committee. The Bank has a Personnel and Salary Committee.

     The Examining (Audit) Committee of the Company, which also serves as the audit committee of the Bank, consists of directors Jones and Quigley. The Examining Committee (i) recommends and maintains communications with the independent auditors; (ii) reviews the status of the annual audit; and
(iii) supervises the Bank's internal auditor. The Committee last met in August 1995. During fiscal 1996, in light of the conversion of the Bank to the stock form of ownership and the more comprehensive financial statement audit that was conducted in connection therewith, the entire Board of Directors performed the functions of the Examining Committee for fiscal 1996.

     The SOP and MRP Committee consists of directors Marshall, Oren and Steifel. The committee is responsible for determining and approving awards under the Company's Stock Option Plan and Management Recognition Plan. The committee also establishes rules and standards applicable to awards under those plans, as permitted by the plans. The committee did not meet during the 1995/1996 fiscal year.

     The Personnel and Salary Committee of the Bank consists of directors Marshall, Oren and Steifel. Mr. Cross is a non-voting ex officio member of the committee but he does not participate in decisions regarding his own compensation. The committee is responsible for determining officer and employee compensation and addresses other personnel matters. The committee met ten times during the 1995/1996 fiscal year.

     The Board of Directors will consider nominees for directorships submitted by stockholders. Any stockholder desiring to propose a person as a possible director should submit in writing a detailed resume of such person and a statement of such persons knowledge, expertise and experience in banking and financial matters.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 5,361,482 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of (i) those persons or entities known by management to own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1996 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Except for ownership of shares of stock by the Company's Employee Stock Ownership Plan, the Company is unaware of any person or group owning five percent or more of the Common Stock as of the Record Date.






                                                                     Shares Beneficially Owned          Percent
Beneficial Owner                                                      at December 23, 1996<F1>        of class<F2>

Catskill Financial Corporation Employee Stock Ownership Plan<F3>
341 Main Street, Catskill, New York  12414                                         443,566                   8.27%

Wilbur J. Cross, President
Chairman of the Board and Chief Executive Officer                                   59,864<F4>               1.12%

George P. Jones, Director                                                           15,798<F5>                  *

Richard A. Marshall, Director                                                       47,181<F6>                  *

Allan D. Oren, Director                                                             60,877                   1.14%

Hugh J. Quigley, Director                                                           18,493<F7>                  *

Edward P. Steifel, Esq., Director                                                   36,098                      *

Directors and executive officers of the Company and the Bank,
as a group (10 persons)                                                            305,933<F8>               5.71%

<F1>  Amount includes shares held directly, as well as shares allocated to such individuals under the Catskill Financial
Corporation Employee stock Ownership Plan ("ESOP"), shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity  or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power.  As to each non-employee director, amounts include
11,373 shares awarded to such director pursuant to the Company's Management Recognition Plan (the "MRP").  These MRP
shares are not yet vested and cannot be voted at the Meeting.  Options granted pursuant to the Company's Stock Option and
Incentive Plan (the "Stock Option Plan") are excluded from the table because none are exercisable within the next 60 days.

<F2>  Based upon 5,361,482 shares outstanding on December 23, 1996.  An asterisk ("*") means less than 1%.

<F3>  The amount reported represents shares held by the ESOP, excluding the 11,374 shares which have been allocated to accounts of participants.  First Bankers Trust Co., N.A. the trustee of the ESOP, may be deemed to own beneficially the shares held by the ESOP which have not been allocated to accounts of participants.  Unallocated shares held by the ESOP or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.

<F4>  Includes 200 shares owned by Mr. Cross's wife, as to which he disclaims beneficial ownership, 1,496 shares allocated to Mr. Cross in the ESOP and 56,867 MRP shares which are not vested and cannot be voted.

<F5>  Includes 425 shares owned by Mr. Jones' daughter, as to which he disclaims beneficial ownership.

<F6>  Includes 5,000 shares owned by Mr. Marshall's wife and  3,000 shares owned by Mr. Marshall's daughters, as to which he disclaims beneficial ownership.

<F7>  Includes 7,120 shares owned by Mr. Quigley's wife's Individual Retirement Account, as to which he disclaims beneficial ownership.

<F8>  Includes 3,546 ESOP shares and 101,867 MRP shares allocated or awarded to executive officers and 56,865 MRP shares awarded to non-employee directors.  The MRP shares cannot be voted at the meeting because they are not yet vested.



Director Compensation

     The non-employee directors of the Bank are paid a fee of $1,000 for each regular meeting of the Bank's Board. Non-employee directors also receive $200 per meeting for attendance at Finance, Examining, and Personnel and Salary Committee Meetings. Directors may defer their fees until retirement, as defined in the deferral plan. The Company accrues a liability for the deferred fees as they are earned. While no fees are presently paid for attendance at meetings of the Board or committees of the Company, such fees may be paid in the future.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

     The following table sets forth information concerning the compensation paid to the Named Officers for services in all capacities to the Company for the fiscal years ended September 30, 1995 and 1996.




                                                  Summary Compensation Table


                                   Annual Compensation                                Long-Term Compensation Awards

                                                                                          Options/Stock
                                                                            Restricted     Appreciation
Name and                                                Other Annual          Stock           Rights             All Other
Principal Position  Year<F9>  Salary($)  Bonus($)   Compensation($)<F10>  Award($)<F11>  ("SARs")(#)<F12>  Compensation($)<F13>

Wilbur J. Cross,        1996  $156,353    $10,000                   none           none              none                $5,161
Chairman of the         1995  $140,000       none                   none           none              none                $4,411
Board, President
and Chief
Executive Officer

<F9>  In accordance with the revised rules on executive officer and director compensation disclosure adopted by the
Securities and Exchange Commission.  Summary Compensation information is excluded for the year ended September 30, 1994 as neither the Bank nor the Company were public companies during such periods.

<F10>  Mr. Cross did not receive additional benefits or perquisites which, in the aggregate, exceed 10% of his salary and bonus.

<F11>  Pursuant to the MRP, the Company granted to Mr. Cross 56,867 shares of restricted stock on October 25, 1996. See
"Benefit Plans-Management Recognition Plan" below.

<F12>  Pursuant to the Option Plan, the Company granted Mr. Cross options to purchase 142,168 shares of common stock on
October 25, 1996.  See "Benefit Plans-Stock Option Plan" below.

<F13>  Amount includes Company Matching contributions accrued to Mr. Cross's accounts under Bank's 401(k) Plan of $4,200 and $4,950 and life insurance premiums of $211 and $211 for the 1995 and 1996 fiscal years, respectively.




Employment Agreements

     The Bank has entered into an employment agreement with Wilbur J. Cross. The agreement was filed with and approved by the office of Thrift Supervision (the "OTS") as part of the application of the Company to become a savings and loan holding company. The agreement has an initial term of three years commencing on April 1, 1996 and provides for annual extensions, subject to a performance evaluation by disinterested members of the Board of Directors of the Bank. The employment agreement requires the payment of the employee's annual salary, bonus and benefits by the Company and the Bank for the remaining term of the contract unless the employee dies, voluntarily resigns or is terminated for cause.

     The employment agreement provides that Mr. Cross will be paid an amount equal to 299% of his compensation and will be provided with continued health benefits for the remaining term of the agreement in the event that his employment terminates involuntarily in connection with a "change in control" of the Bank or the Company as defined in such agreement or within twelve months thereafter. For the purposes of the employment agreement, a "change in control" is defined to include, among other things, any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. 574.3 or 4. Such events are generally triggered upon the acquisition of control of 10% of the Company's common stock. Based on his current salary, if the employment of Mr. Cross had been involuntarily terminated as of October 1, 1996, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a cash payment of not more than $480,000.

     The Bank does not currently have a supplemental retirement agreement with Mr. Cross or any other officer providing additional post-retirement benefits above those provided to employees generally as described below. The Bank may determine to provide such additional benefits in the future upon terms not now determined.

Benefit Plans

     Profit Sharing and 401(k) Plan. The Bank has a qualified, tax-exempt savings and profit sharing plan (the "401(k) Plan") qualifying under
Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). All full-time salaried employees who have attained age 21 and completed one year of employment, during which they worked at least 1,000 hours, are eligible to participate.

     Participants are permitted to make salary reduction contributions to the 401(k) Plan of between 1% and 6% of the participant's annual salary up to a maximum of $9,500 for the 1996 plan year. Each participant's salary reduction contribution may be matched by the Bank in an amount set by the Board of Directors. In addition, the Bank may make an annual profit sharing contribution to each employee's account in an amount determined annually by the Board of Directors. All participant contributions and earnings are fully and immediately vested. All matching contributions are vested at a rate of 20% per year over a five year period. However, in the event of retirement, disability or death, a participant will automatically become 100% vested in the value of all matching contributions and earnings thereon.

     For the plan year ended December 31, 1996, the Bank's contribution to the 401(k) Plan on behalf of Mr. Cross was $4,750.

     Retirement Income Plan. The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). Full-time salaried employees are eligible to participate in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age. A participant must reach five years of service before attaining a vested interest in his or her retirement benefits, after which such participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the participant's average annual compensation during the 36 consecutive months within the final 120 months of service affording the highest such average ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Code, but exclusive of overtime, bonuses or any other special payments. Compensation in excess of $150,000 in the 1996 plan year may not be used to determine average annual compensation. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service, not to exceed 30 years.

     The annual benefit provided to participants (i) at "early retirement age" (generally age 60) with at least five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with at least 30 years of service who elect to receive payment of their benefits prior to normal retirement age, or (iii) who commence receipt of their benefits beyond normal retirement age, are calculated basically in the same way as the benefits for normal retirement age, with average annual compensation being multiplied by 2% for each year of such individual's actual years of service, not to exceed 30 years. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

     The following table sets forth information showing the annual benefit payable under the Pension Plan based upon average annual compensation ("Remuneration" in the table) and years of service calculated as shown above. The Pension Plan also provides for disability and death benefits.





                                                      Pension Plan Table


                         Years of Credited Service


Remuneration       15        20        25        30

   $  75,000     $22,500   $30,000   $37,500   $45,000
     100,000      30,000    40,000    50,000    60,000
     125,000      37,500    50,000    62,500    75,000
     150,000      45,000    60,000    75,000    90,000
     175,000      45,000    60,000    75,000    90,000
     200,000      45,000    60,000    75,000    90,000
     225,000      45,000    60,000    75,000    90,000




     Employee Stock Ownership Plan. Effective as of April 18, 1996, the Company established an Employee Stock Ownership Plan (the "ESOP"). The ESOP, which invests primarily in common stock of the Company, is designed to qualify as a stock bonus plan under Section 401 (a) of the Code and also to meet the requirements of Section 4975(e)(7) of the Code and
Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The ESOP was initially funded with a loan from the Company (the "ESOP Loan") and the ESOP used the proceeds of that loan to acquire 454,940 shares of stock of the Company in the Company's initial public offering.

     The Bank intends to make annual contributions to the ESOP in an amount to be determined annually by its Board of Directors, but not less than the amount needed to pay the obligations on the loan to the ESOP. As the ESOP Loan is repaid, the 454,940 shares are gradually released as security for the loan and then allocated to participants' accounts generally based upon each participant's pro rata share of the compensation of all participants during the year for which the allocation is made. Participants' interests in the ESOP become fully vested upon each participant completing five years of service. The vested portion of a participant's account will be distributed upon termination of employment.

     Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of common stock held in their account. Unallocated shares held by the ESOP or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants. Because the voting of ESOP shares is controlled by officers and employees, the ESOP could make it more difficult for a third party to acquire control of the Company and therefore could have the effect of discouraging offers to acquire the Company which are viewed by stockholders who are not officers or employees as being in their best interest.

     For the year ended September 30, 1996, the Bank contributed $202,848 to the ESOP which was used to pay interest and principal on the ESOP Loan. As a result, 11,374 shares of Common Stock were released from the lien of the ESOP Loan and were available for allocation to the accounts of individual participants. Of the shares allocated, 1,496 shares were allocated to Mr. Cross and 3,546 shares were allocated to the five executive officers of the Company and the Bank as a group.

     The Stock Option Plan. The Company's Stock Option and Incentive Plan (the "Stock Option Plan") was approved by Stockholders at a special meeting held on October 24, 1996. The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") for up to 568,675 shares of Common Stock, subject to adjustment on the event of merger, stock dividend, recapitalization or other similar event. Generally, awards are not transferrable and vest at a rate of one-fifth of the initial award per year, subject to the participant maintaining continuous service with the Company or its subsidiaries from the date of grant. Vesting is accelerated under certain circumstances, such as death of the participant.

     The Stock Option Plan is administered by the SOP and MRP Committee. All directors, officers and employees of the Company and its affiliates are eligible to participate. No options were granted during the fiscal year ended September 30, 1996. Upon the approval of the Stock Option Plan by stockholders, each non-employee director received an option to purchase 28,433 share of stock pursuant to the Stock Option Plan. At the same time, the SOP and MRP Committee granted options to purchase 142,168 shares to Mr. Cross, options to purchase 236,168 shares, in the aggregate, to the five executive officers of the Company and the Bank, and options to purchase 38,000 shares to three non-employee directors. All these options have an exercise price of $ 12.50, a term of ten years, and they vest 20% per year over a period of five years. No SARs or LSARs have been granted.

     The Management Recognition Plan. The Company's Management Recognition Plan (the "MRP") was approved by the stockholders at a special meeting held on October 24, 1996. The MRP provides for the award of restricted stock ("MRP Shares") to give directors, officers and employees a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company and the Bank. Pursuant to the MRP, 227,470 shares of Common Stock are available for awards. During November and December of 1996, the Company repurchased 227,470 shares of the Company's common stock, representing 4% of the total shares outstanding, to be held to fund awards under the MRP. Generally, awards of MRP shares vest 20% per year over a five-year vesting period.

     The MRP is administered by the SOP and MRP Committee. The SOP and MRP Committee selects the recipients and terms of awards pursuant to the MRP. In determining to whom and in what amount to grant awards, the SOP and MRP Committee considers the position and responsibilities of eligible individuals, the value of their services to the Company and the Bank and other factors it deems relevant. Directors, officers and employees of the Company or its affiliates are eligible to participate in the MRP.

     Holders of MRP Shares may not vote, sell, assign, transfer, pledge or otherwise encumber any of the MRP Shares until they are vested. In addition, all dividends declared and paid on MRP Shares still subject to restrictions will be deferred and held for the account of the participant thereof until the earlier to lapse of the restrictions on such shares or the death or disability of the participant and will be credited with interest at a rate set by the SOP and MRP Committee.

     Upon approval of the MRP by stockholders, 11,373 MRP Shares were awarded to each director who is not a full-time employee of the Company. At the same time, the SOP and MRP Committee awarded 56,867 MRP Shares to Mr. Cross, 101,867 MRP Shares to the five executive officers as a group and 20,000 MRP Shares to non-executive officers.

     MRP Shares awarded under the MRP will be adjusted by the SOP and MRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

Personnel and Salary Committee Report on Executive Compensation

     In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Personnel and Salary Committee's policies regarding compensation of executive officers, the Committee has prepared the following report for inclusion in this proxy statement.

     General Policy Considerations. The Board of Directors of the Bank has delegated to the Personnel and Salary Committee the responsibility and authority to oversee the general compensation policies of the Bank and to establish compensation plans and specific compensation levels for executive officers. The SOP and MRP Committee of the Company has been delegated the responsibility and authority to oversee implementation of, and approve grants and awards under, the Company's Stock Option and Incentive Plan and the Company's Management Recognition Plan. Because the SOP and MRP Committee is composed of the same directors as the Personnel and Salary Committee (other than Mr. Cross who is a non-voting ex officio member of the Personnel and Salary Committee), decisions of the two committees should be viewed together, and for the purposes of this discussion they will be referred to as the Compensation Committees. From time to time, the Board of Directors as a whole participates in decisions regarding executive compensation and benefit plans.

     The Compensation Committees have developed an executive compensation policy designed to: (i) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long-term success of the Company; and (ii) encourage decision-making that maximizes long-term stockholder value. The Compensation Committees have sought to consider a multitude of factors in establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others.

     The compensation package provided to the executive officers of the Bank is composed principally of base salary and, recently, stock-based incentive awards. Executive officers also participate in other benefit plans available to all eligible employees including the ESOP.

     The Compensation Committees consider a variety of factors in determining executive compensation. These factors generally fall into two categories, those that relate to the specific work performed and expected of the officer and those that relate to the Company, the Bank, the local business climate and other general matters.

     In the former category, the Committees consider, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. In the latter category, the Committees consider, among other factors, the Bank's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; and performance and compensation programs of peer group banks.

     Employee benefit plans represent an important component of any compensation package. The defined benefit pension plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions. Stock-based compensation plans, including the ESOP, the Stock Option Plan and the MRP, provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value.

     The Compensation Committees's decisions are discretionary and no mathematical or similar formula is utilized to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

     Chief Executive Officer Compensation. Total compensation paid to the Chief Executive Officer for fiscal 1996 was $171,514, as detailed in the above compensation table, and reflects an 18.8% increase from fiscal 1995. In determining total compensation paid to the Chief Executive Officer, the Personnel and Salary Committee considered the factors discussed above and also considered a number of specific matters including the efforts required to assure the successful completion of the Bank's conversion to stock form and the careful handling of the Nationar crisis in a manner which allowed the Bank to continue to operate without disruption when its principal correspondent bank was closed by the New York Superintendent of Banks. Mr. Cross does not participate in decisions regarding his own compensation.

     This report is included herein at the direction of the Personnnel and Salary Committee members, directors Wilbur J. Cross (ex officio), Richard
A. Marshall, Allan D. Oren, and Edward P. Steifel.

Stock Performance Presentation

     The Company completed its initial public offering of common stock at a price of $10.00 per share on April 18, 1996. Accordingly, at this time it is not possible to provide a performance graph comparing the yearly percentage change in cumulative total stockholder return with broad market indices, industry indices or any other relevant indices. The last reported sale price of the Common Stock as reported on the Nasdaq National Market on December 23, 1996, was $14.00 per share.

Transactions with Directors and Officers

     Some of the directors and executive officers of the Bank, as well as firms and companies with which they are associated, are and have been customers of the Bank. All of the Bank's transactions with such persons and entities were completed in the ordinary course of business and were on substantially the same terms as those prevailing at the time for comparable transactions with the general public.

     In addition to such normal customer relationships, none of the directors or executive officers of the Company (or members of their immediate families) maintained, directly or indirectly, any significant business or personal relationship with the Company or the Bank during the 1995/1996 fiscal year, other than as might arise by virtue of a position with or ownership interest in the Company, except that director Edward Steifel, Esq., is a partner in the law firm of Steifel & Winans. That firm was retained by the Bank to provide legal services and received legal fees aggregating $37,970 during fiscal 1996 from the Company and the Bank, and $62,040 representing fees paid directly by borrowers on loan closings in which the firm represented the Bank.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's Board of Directors appointed KPMG Peat Marwick LLP as independent public accountants to audit the books of the Company for the fiscal year ended September 30, 1997, subject to ratification by the stockholders at the Meeting. KPMG Peat Marwick LLP has been employed regularly by the Company since it was formed in 1996 and by the Bank for more than twenty years to examine their books and accounts and for other purposes.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

                                    GENERAL

     The Company's Annual Report to its Stockholders for the fiscal year ended September 30, 1996, including financial statements, is being concurrently furnished with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

     All shares represented by valid proxies sent to the Company to be voted at the Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the stockholder executing such proxy. If no directions are given, such proxy will be voted "FOR" the nominees presented herein and "FOR" the ratification of the appointment of auditors.

     The cost of soliciting proxies relating to the Meeting will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                              1998 ANNUAL MEETING

     The Company's Board of Directors will establish the date for the 1998 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 1998 meeting, the proposal must be received by the Company at its principal executive offices, 341 Main Street, Catskill, New York 12414,
Attention: David Guldenstern, Secretary, not less than 120 days in advance of the date in 1998 which corresponds to the date in 1997 on which these proxy materials are released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DAVID GULDENSTERN, SECRETARY, AT THE COMPANY'S ADDRESS STATED HEREIN. THE FORM 10-K REPORT IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Catskill, New York
January 14, 1997